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                       UIH MANAGEMENT SERVICES AGREEMENT

     THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made and entered into this ___ day of January, 1999, by and between UNITED INTERNATIONAL HOLDINGS, INC., a corporation organized under the laws of the State of Delaware, U.S.A ("UIH"), and UNITED PAN-EUROPE COMMUNICATIONS N.V., a company organized under the laws of the Netherlands (the "Company").

                                    Recitals
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     A.   UIH owns majority interests in various international
telecommunications operating companies, including the Company. UIH incurs certain overhead and other expenses on behalf of the Company and its other operating companies. These include expenses not readily allocable among the operating companies, such as accounting, financial reporting, investor relations, human resources, information technology, equipment procurement and testing expenses, corporate offices lease payments and costs associated with corporate finance activities (the "Services").

     B. The Company owns interests in and operates cable-based telecommunications networks in Europe and Israel and benefits from the Services UIH performs for, and expenses UIH incurs on behalf of the Company.

     C. The parties have agreed on an equitable allocation and reimbursement of such expenses.

                                   Agreement
                                   ---------

     1.   Performance of Services.  UIH will continue to perform the Services
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for the Company in a manner consistent with the Services previously performed.

     2.   Fees and Expenses.
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          2.1  Fee.  For its services under this Agreement, UIH shall receive a
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fixed amount, which amount shall be adjusted on or before January 1 of each year for the subsequent year by the board of directors of UIH in its reasonable discretion to allocate corporate legal expenses among UIH's operating companies including the Company, taking into account the relative size of the operating companies and their estimated use of UIH resources. The fixed amount payable by the Company for the year commencing on January 1, 1999 shall be $300,000 per month.

          2.2  Expenses.  During the period of this Agreement, the Company shall
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reimburse UIH for all out-of-pocket expenses reasonably incurred by UIH's employees and other personnel in the provision of services pursuant to this Agreement. Such expenses will be reimbursed at cost upon receipt of the related invoice and shall include travel, meal, lodging and entertainment expenses.

     3.   Liability and Indemnification.  Neither UIH nor any of its directors,
          -----------------------------
officers, employees, agents and legal representatives shall have any liability (whether direct or indirect, in
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contract or tort or otherwise) to the Company or any of its directors or officers (or their affiliates) for any loss, claim or damage asserted against or incurred by the Company or any of its directors or officers (or any affiliate thereof) arising out of or in connection with the provision by UIH of the Services, except to the extent such loss, claim, or damage is caused by willful misconduct or fraud by UIH. The Company, to the maximum extent permitted by law, shall indemnify and keep UIH fully indemnified from and against any loss, claim or damage incurred by UIH as a result of any action or claim brought against it by any third party in respect of the provision by UIH of the services stipulated under this Agreement, except to the extent caused by willful misconduct or fraud by UIH.

     4.   Term.  This Agreement shall be effective upon the date hereof, and
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shall continue until December 31, 2009.

     5.   Miscellaneous.
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          5.1  Waiver.  Any term or condition of this Agreement may be waived at
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any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

          5.2  Amendment.  This Agreement shall not be amended or modified, nor
               ---------
rights hereunder waived, except by a writing, signed by both parties.

          5.3  No Third-Party Beneficiary.  The terms and provisions of this
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Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third-party beneficiary rights upon any person.

          5.4  Invalid Provisions.  If any provision of this Agreement is held
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to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          5.5  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the

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same instrument. The parties acknowledge that the persons named below have the requisite authority to execute this Agreement and bind their respective principals.

          5.6  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Colorado.

          5.7  Binding Effect.  This Agreement shall bind the parties, their
               --------------
assigns and successors in interest.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.


                              UNITED INTERNATIONAL HOLDINGS, INC.,
                                 a Delaware corporation



                              By:
                                 -----------------------------------


                              UNITED PAN-EUROPE COMMUNICATIONS N.V.,
                               an entity incorporated in The Netherlands


                              By:
                                 -----------------------------------


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